                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

     Contact: James Hasty
              Corporate Controller
              (256) 747-8589


                       SOUTHERN ENERGY HOMES, INC. REPORTS
                           THIRD QUARTER 2002 RESULTS

ADDISON, Ala. -- October 17, 2002 -- Southern Energy Homes, Inc. (Nasdaq: SEHI) today reported its results for the third quarter ended September 27, 2002. Net revenues from continuing operations were $35.0 million compared with $34.1 million in the same quarter of 2001. Income from continuing operations for the third quarter of 2002 was $419,000, or $0.03 per diluted share, compared with $551,000, or $0.05 per diluted share, in the third quarter of 2001. Net loss for the 2002 third quarter was $2.9 million, or $0.24 per diluted share, which reflects a loss from discontinued operations of $3.3 million ($0.27 per share), net of a $1.8 million tax benefit. This compares with a net loss of $271,000, or $0.02 per diluted share, in the third quarter of 2001, which includes a loss from discontinued operations of $822,000 ($0.07 per share).

"We recently announced our plans to close the majority of our 10 remaining retail centers to improve Southern Energy's overall profitability, focus on further improvements to manufacturing and enhance our service to our independent dealer network operating in 22 states," stated Keith O. Holdbrooks, chief executive officer of Southern Energy Homes. "Our retail centers, including those reported in discontinued and continuing operations, had a pre-tax loss of approximately $7.9 million in the first nine months of this year. In contrast, manufacturing segment income rose over 17% to $4.4 million for the same period. We believe our strategy of focusing on manufacturing operations will improve our future profitability.

"Southern Energy's third quarter sales from core manufacturing operations were down 0.4% from last year despite the pressure of lower sales from our retail centers and the weakness in the economy. Sales to our independent dealers were up 15.6% in response to our improved quality and increased focus on dealer service. Sales from our component supply and consumer finance businesses showed modest growth from last year. By comparison, retail sales, including those from discontinued operations, were down 47% from the third quarter of last year.

"Our financial position continues to strengthen as we reduce debt and inventories," continued Mr. Holdbrooks. "At the end of the third quarter, we had no long-term debt and $4.2 million in short-term notes payable. Over the last nine months, we have reduced short-term notes payable by $6.7 million and inventories by $7.4 million to significantly strengthen our balance sheet."

THIRD QUARTER RESULTS

Net revenues for the third quarter increased to $35.0 million compared with $34.1 million in the third quarter of 2001. Manufacturing revenue declined 0.4% to $33.9 million, retail operations were down 47.2% to $5.0 million, and component supply revenue was up 8.0% to $6.7 million. Sales from discontinued operations were $3.5 million for the third quarter of 2002 and $7.1 million for the third quarter of 2001.


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Total wholesale homes shipped in the third quarter of 2002 were 1,082, a decline of 5% from 1,143 sold during the same period of 2001. Average sales price for wholesale homes in the third quarter of 2002 was $29,545, an increase of 5% from $28,113 during the same period of 2001. Total retail homes sold from continuing operations in the third quarter of 2002 were 52, down 40% from 86 homes sold during the same period of 2001. Average sales price for new retail homes from continuing operations in the third quarter of 2002 was $51,121, an increase of 17% from $43,525 during the same period of 2001. The increase in average sales price was due to more expensive homes being sold and more land home sales, which carry a higher sales price.

The decline in retail revenue reflects the closure of 12 company-owned retail centers in the last 12 months and increasing difficulty for buyers to qualify for financing of manufactured homes as a result of the withdrawal of several lenders from our markets, which made it more difficult for customers to make purchases.

Gross profit was $7.7 million in the third quarter of 2002 compared with $8.6 million in the same period of 2001. Manufacturing gross profit increased 22.0% to $6.1 million, retail declined 56.5% to $1.2 million, and component supply increased 22.7% to $0.6 million. Gross profit from discontinued operations was $0.2 million in the third quarter of 2002 compared with $0.8 million in the third quarter of 2001.

Operating expenses declined to $7.1 million, or 20.4% of revenues, compared with $7.6 million, or 22.4% of revenues, in the third quarter of 2001.

Income from continuing operations was $0.4 million in 2002 compared with $0.6 million in 2001. The loss from discontinued operations totaled $3.3 million in the third quarter of 2002, which includes a tax benefit of $1.8 million, compared with a loss of $822,000 in the third quarter of 2001. The third quarter pre-tax charge relating to the retail center closures includes approximately $3.2 million to write-down the carrying value of unsold homes in current retail inventory, and $1.4 million for leasehold, severance and equipment- related costs. The Company anticipates that the home inventory from the closed centers will be sold to independent dealers and through Southern Energy's remaining retail centers.

NINE-MONTH RESULTS

Net revenues for the first nine months of 2002 rose to $106.7 million compared with $96.8 million in the same period of 2001. Manufacturing operations contributed $102.2 million in 2002, up from $99.6 million in 2001. Retail operations totaled $17.9 million, down from $33.1 million in 2001. Sales from discontinued operations were $11.7 million for the first nine months of 2002 and $24.3 million for the same period of 2001.

Gross profit for the first nine months of 2002 was $23.0 million compared with $23.6 million in the same period of 2001. Manufacturing operations was the major contributor to gross profit in 2002 with $17.8 million, followed by retail operations with $4.1 million, and component supply with $1.7 million.

Operating expenses for the first nine months of 2002 were $20.9 million compared with $22.3 million in the same period of 2001. Income from continuing operations was $1.5 million in 2002 compared with a loss of $83,000 in 2001. Loss from discontinued operations was $4.9 million (net of $1.8 million tax benefit) for the first nine months of 2002 compared with a loss of $1.5 million in 2001. Net loss for the 2002 period was $3.4 million, or $0.28 per diluted share, compared with the 2001 net loss of $1.6 million, or $0.13 per share.



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ABOUT SOUTHERN ENERGY HOMES, INC.

Southern Energy Homes, Inc. operates five home manufacturing facilities in Alabama and Texas, three retail sales centers and three supply companies, all in Alabama. Currently marketed under four brand names, the Company's homes are sold in 22 states. In addition to its manufacturing, retail sales and component supply operations, the Company's operations also include finance and insurance segments.

Forward-looking statements in this news release, including without limitation, statements relating to the adequacy of the Company's resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those in any forward-looking statements, including without limitation: the ultimate financial and operational effects of discontinued operations being undertaken; general economic conditions; the cyclical and seasonal nature of housing markets; competitive pricing pressures at both the wholesale and retail levels; changes in market demand; the impact of cost reduction programs and other management initiatives; availability of financing for prospective purchasers of the Company's homes and availability of floor plan financing for dealers; performance of the loans held by the Company's finance subsidiary; availability and pricing of raw materials; concentration of the Company's business in certain regional markets; adverse weather conditions that reduce retail sales; the possibility of plant shutdowns from weather or other causes; availability of labor for the Company to meet operating requirements; the highly competitive nature of the manufactured housing industry; federal, state and local regulation of the Company's business; the Company's contingent repurchase liabilities with respect to dealer financing; the Company's reliance on independent dealers; and other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.



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                           SOUTHERN ENERGY HOMES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  Thirteen Weeks Ended
                                                         -----------------------------------
                                                         Sept. 27, 2002       Sept. 28, 2001(1)
                                                         --------------       --------------
Net revenues                                                $   35,026          $    34,067
Operating income                                                   573                  946
Income from continuing operations                                  419                  551
Loss from discontinued operations (net of $1.8                  (3,286)                (822)
million tax benefit)
     Net loss                                                   (2,867)                (271)

Basic and diluted earnings per share:
     Income from continuing operations                            0.03                 0.05
     Loss from discontinued operations                           (0.27)               (0.07)
   Net loss                                                      (0.24)               (0.02)

Weighted average shares outstanding:
   Basic                                                    12,133,865           12,133,350
   Diluted                                                  12,386,841           12,458,800

                                                                 Thirty-nine Weeks Ended
                                                          ----------------------------------
                                                          Sept. 27, 2002      Sept. 28, 2001(1)
                                                          --------------      --------------
Net revenues                                                $   106,739         $    96,785
Operating income                                                  2,091               1,267
Income  (loss) from continuing operations                         1,467                 (83)
Loss from discontinued operations (net of $1.8                   (4,877)             (1,524)
million tax benefit)
     Net loss                                                    (3,410)             (1,607)

Basic and diluted earnings per share:
     Income (loss) from continuing operations                      0.12               (0.01)
     Loss from discontinued operations                            (0.40)              (0.12)
   Net loss                                                       (0.28)              (0.13)

Weighted average shares outstanding:
   Basic                                                     12,133,865          12,133,109
   Diluted                                                   12,301,516          12,133,109

Note: In the third quarter of 2002, the Company made the decision to discontinue the operations of seven retail centers. Accordingly, the Company has classified the operating results of the seven retail centers in the third quarter of 2002 and 2001 as discontinued operations.

(1) Data for the thirteen and thirty-nine weeks ended September 28, 2001 have been restated to reflect the operating results of retail centers closed in the fiscal 2002 as discontinued operations.


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                           SOUTHERN ENERGY HOMES, INC.
                             SUMMARY OPERATING FACTS

                                                                        Thirteen Weeks Ended
                                                                 ------------------------------------
                                                                 Sept. 27, 2002        Sept. 28, 2001(1)
                                                                 --------------        --------------
Number of company-owned retail centers
(continuing operations)                                                    3                     4

Retail units sold:
   New single-section                                                      7                    15
   New multi-section                                                      24                    49
   Used homes                                                             21                    22
                                                                     -------               -------
                                                                          52                    86
Wholesale units sold:
    External customers                                                 1,031                   985
    Intercompany                                                          51                   158
                                                                     -------               -------
                                                                       1,082                 1,143
                                                                     -------               -------

Total homes sold                                                       1,134                 1,229

Internalization (2)                                                     100%                   98%

Average sales prices - retail (new)                                  $51,121               $43,525
Average sales price - wholesale                                      $29,545               $28,113
Floor sections produced                                                1,842                 1,917


                                                                        Thirty-nine Weeks Ended
                                                                 ------------------------------------
                                                                 Sept. 27, 2002        Sept. 28, 2001(1)
                                                                 --------------        --------------
Number of company-owned retail centers
(continuing operations)                                                    3                     4

Retail units sold:
   New single-section                                                     15                    33
   New multi-section                                                      92                   158
   Used homes                                                             60                    76
                                                                     -------               -------
                                                                         167                   267
Wholesale units sold:
    External customers                                                 3,135                 2.803
    Intercompany                                                         137                   533
                                                                     -------               -------
                                                                       3,272                 3,336
                                                                     -------               -------

Total homes sold                                                       3,439                 3,603

Internalization (2)                                                      99%                   96%

Average sales prices - retail (new)                                  $51,642               $46,402
Average sales price - wholesale                                      $29,432               $28,208
Floor sections produced                                                5,667                 5,681

(1) Summary operating data for the thirteen and thirty-nine week ended September 28, 2001 have been restated to exclude discontinued operations of retail center closures in 2002.

(2) Represents the percentage of new homes sold at retail that are also manufactured by the Company.